                                                                    Exhibit 4(e)

                                   SUPPLEMENT

            Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), among LES, INC., a Delaware corporation (the "Company"), LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD., a Canadian corporation and a wholly owned Subsidiary of the Company (the "Canadian Borrower"; together with the Company, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), TORONTO DOMINION (TEXAS), INC., as general administrative agent (in such capacity, the "General Administrative Agent"), THE TORONTO-DOMINION BANK, as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"; together with the General Administrative Agent, the "Administrative Agents"), TD SECURITIES (USA) INC., as advisor to the Borrowers and arranger of the commitments described in the Credit Agreement, THE BANK OF NOVA SCOTIA, NATIONSBANK, N.A., THE FIRST NATIONAL BANK OF CHICAGO and WACHOVIA BANK, N.A., as managing agents, THE BANK OF NOVA SCOTIA and THE FIRST NATIONAL BANK OF CHICAGO, as co-documentation agent, and NATIONSBANK, N.A., as syndication agent. Terms defined in the Credit Agreement are used herein with the meanings set forth in the Credit Agreement unless otherwise defined herein.

            1. This SUPPLEMENT (this "Supplement"), dated as of May 21, 1998, to the Credit Agreement is hereby entered into by the Borrowers and the General Administrative Agent pursuant to subsections 10.2(h) and 14.1 of the Credit Agreement.

            2. The Company hereby agrees that, so long as the Commitments remain in effect, any Loan, Reimbursement Obligation, Acceptance Reimbursement Obligation, Acceptance Note or Letter of Credit remains outstanding or any amount is owing to any Lender or either Administrative Agent under the Credit Agreement or under any other Loan Document, the Company shall not permit the Senior Leverage Ratio (as defined below) as at the last day of any fiscal quarter of the Company ending during any fiscal year set forth below, commencing with the fiscal quarter ending November 30, 1998, to exceed the ratio set forth below opposite such fiscal year:


                                            Senior
               Fiscal Year              Leverage Ratio
               -----------              --------------

               1999                         4.00:1.00
               2000                         3.25:1.00
               2001                         2.75:1.00
               2002                         2.25:1.00
               2003                         2.00:1.00
               2004 and thereafter          1.50:1.00

            "Senior Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries outstanding under the Credit Agreement as at such date and (ii) the aggregate principal
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                                                                               2


amount of all other senior Indebtedness of the Company and its Subsidiaries (excluding Indebtedness evidenced by the High Yield Notes) as at such date to
(b) the Consolidated Operating Cash Flow for the four fiscal quarters ended on or most recently prior to such date of determination.

            3. The parties hereby agree that the covenant contained in paragraph 2 of this Supplement shall be a covenant of the Company under the Credit Agreement and a breach of such covenant shall constitute a Default under the Credit Agreement.

            4. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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                                                                               3


            IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      LES, INC.


                                      By: \s\ PAUL HUMPHREYS
                                         ---------------------------------------
                                         Title: Senior Vice President and Chief
                                      Financial Officer

                                      LAIDLAW ENVIRONMENTAL SERVICES
                                        (CANADA) LTD.


                                      By: \s\ PAUL HUMPHREYS
                                         ---------------------------------------
                                         Title: Senior Vice President and Chief
                                                Financial Officer

                                      TORONTO DOMINION (TEXAS), INC.,
                                        as General Administrative Agent


                                      By: \s\ WADE C. JACOBSON
                                         ---------------------------------------
                                         Title: Managing Director